EXHIBIT 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Ivanhoe Electric Inc.
Reporting Year	From	01/01/2024	To:	31/12/2024	Date submitted	28/05/2025
Reporting Entity ESTMA Identification Number	E369782		◉ Original Submission ◯ Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Jordan Neeser				Date	28/05/2025
Position Title	Chief Financial Officer

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Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	01/01/2024	To:	31/12/2024
Reporting Entity Name	Ivanhoe Electric Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E369782
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	Government of United States	Bureau of Land Management			600,000					600,000
United States of America	State of Arizona	Arizona State Land Department			170,000					170,000
United States of America	State of Arizona	Electrical District No. 3			310,000					310,000
Peru	Government of the Republic of Peru	Ministry of Energy and Mines			280,000					280,000

The underlying currency of payments made consist of:

1. Paid in U.S. dollars:$32,000.

2. Paid in Peruvian Soles: 926,000. Amount paid in Peruvian Soles has been converted to USD on the date of the transaction with an exchange rates of .2639.

Peru	Government of the Republic of Peru	Ministry of Culture			10,000					10,000	Payment was made in Peruvian Soles and converted to US dollars on the date of the transaction using an exchange rate of 0.2654.

Additional Notes:	(A) Reported payments have been rounded to the nearest $10,000

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Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	01/01/2024	To:	31/12/2024
Reporting Entity Name	Ivanhoe Electric Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E369782
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Lincoln			10,000					10,000
United States of America	Bitter Creek			30,000					30,000
United States of America	Unity			10,000					10,000
United States of America	Santa Cruz			530,000					530,000
United States of America	Grasshopper			20,000					20,000
United States of America	Tintic			90,000					90,000
United States of America	Bristol			30,000					30,000
United States of America	White Hill			90,000					90,000
United States of America	Arizona other			20,000					20,000
United States of America	Delamar			40,000					40,000
United States of America	Gleeson			40,000					40,000
United States of America	New Mexico other			170,000					170,000
Peru	Pinaya			280,000					280,000

The underlying currency of payments made consist of:

1. Paid in U.S. dollars:$32,000.

2. Paid in Peruvian Soles: 926,000. Amount paid in Peruvian Soles has been converted to USD on the date of the transaction with an exchange rates of .2639.

3. Paid in Peruvian Soles: 20,723. Amount paid in Peruvian Soles has been converted to USD on the date of the transaction with an exchange rates of

.2654.

Additional Notes[3]:	(A) Reported payments have been rounded to the nearest $10,000

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